Page 54 of 96 Pages

                                   EXHIBIT E

                                PLEDGE AGREEMENT


                  PLEDGE AGREEMENT dated May 11, 2001 made by Alfa Telecom Limited (as the assignee of Alfa Bank Holdings Limited), a company incorporated in the British Virgin Islands with an office at P.O. Box 3339, Geneva Place, 2nd Floor, #333 Waterfront Drive, Road Town, Tortola, British Virgin Islands (the "Purchaser"), to Global TeleSystems Europe Holdings B.V. (as the assignee of
 ---------
Global TeleSystems Europe B.V., which is the assignee of Global TeleSystems, Inc.), a company organized and registered under the laws of the Netherlands ("Seller").
  ------


                             PRELIMINARY STATEMENTS:

                (1) The Seller has entered into a Share Purchase Agreement dated as of April 2, 2001 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Share Purchase Agreement", the
                                                 ------------------------
terms defined therein and not otherwise defined herein being used herein as therein defined) with the Purchaser, Capital International Global Emerging
Markets Private Equity Fund, L.P, Cavendish Nominees Limited and First NIS Regional Fund. Pursuant to the Share Purchase Agreement, the Seller will, inter alia, sell to the Purchaser 10,731,707 shares of common stock, par value $0.01 per share (the "Company Stock") of Golden Telecom, Inc., a Delaware corporation
                -------------
(the "Company").
      -------
               (2) Pursuant to the Share Purchase Agreement, the Purchaser has delivered (a) $55,000,000 in cash and (b) a promissory note (the "Note")
                                                                          ----
dated the date hereof of the Purchaser in favor of the Seller in a principal amount of $55,000,000 in consideration for the shares of Company Stock to be purchased by the Purchaser (the "Pledged Shares") on the date hereof. The
                                     ---------------
Purchaser has agreed to pledge the Pledged Shares to secure its obligation under the Note.

                (3) It is a condition precedent to the closing of the transactions contemplated by the Share Purchase Agreement that the Purchaser shall have agreed to the pledge of the Pledged Shares (as more fully described on Schedule I hereto) contemplated by this Agreement.

                NOW, THEREFORE, in consideration of the premises and in order to induce the Seller to sell shares to the Purchaser as provided in the Share Purchase Agreement, the Purchaser hereby agrees with the Seller for its benefit as follows:

                SECTION 1.        Grant  of  Security.   The  Purchaser   hereby
                                  -------------------
assigns and pledges to the Seller for its benefit, and hereby grants to the Seller for its benefit a security interest in, the following (collectively, the "Collateral"):
 ----------
                        (a)   all of the following (the "Security Collateral"):
                                                         -------------------
                              (i) the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

                                                             Page 55 of 96 Pages

                              (ii) all additional shares of Company Stock from time to time acquired by the Purchaser in any manner, and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

                        (b) all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described in clause (a) of this Section 1).

                  SECTION 2.        Security for Obligations.
                                    ------------------------

                  This Agreement secures the payment of all obligations of the Purchaser now or hereafter existing under the Note, whether for principal, interest, fees, expenses or otherwise (all such obligations being the "Secured Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by the Purchaser to the Seller under the Note but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Purchaser.

                  SECTION 3.        Delivery of Security Collateral.
                                    -------------------------------

                  All certificates or instruments representing or evidencing Security Collateral shall be delivered to and held by or on behalf of the Seller pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Seller. In addition, the Seller shall have the right at any time to exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations.

                  SECTION 4.        Representations    and    Warranties.    The
                                    ------------------------------------
Purchaser represents and warrants as follows:

                        (a) The chief place of business and chief executive office of the Purchaser and the office where the Purchaser keeps its records concerning the Collateral are located at address first specified above for the Purchaser.

                        (b) The Purchaser is the legal and beneficial owner of the Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement and the Shareholders Agreement, as such term is defined in the Share Purchase Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Seller relating to this Agreement.

                        (c) This Agreement and the pledge of the Security Collateral pursuant hereto create a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

                                                             Page 56 of 96 Pages

                        (d) No consent of any other person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other third party is required either (i) for the grant by the Purchaser of the security interest granted hereby, for the pledge by the Purchaser of the Security Collateral pursuant hereto or for the execution, delivery or performance of this Agreement by the Purchaser, (ii) for the perfection or maintenance of the pledge, assignment and security interest created hereby (including the first priority nature of such pledge or security interest) or (iii) for the exercise by the Seller of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally.

                SECTION 5.        Further  Assurances.  (a) The Purchaser agrees
                                  -------------------
that from time to time, at the expense of the Seller, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Seller may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Seller to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Seller will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Seller may request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby.

                (b) The Purchaser hereby authorizes the Seller to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Purchaser where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

                (c) The Purchaser will furnish to the Seller from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Seller may reasonably request, all in reasonable detail.

                SECTION 6.     Place of Perfection; Records. The Purchaser shall
                               ----------------------------
keep its chief place of business and chief executive office and the office where it keeps its records concerning the Collateral, at the location therefor specified in Section 15. The Purchaser shall not establish or open any office or place of business in the United States of America without providing the Seller with at least 30 days' prior written notice of such establishment or opening and such additional time as may be required in order to take all actions and steps required, in the reasonable judgment of the Seller, to ensure the validity, perfection and first priority nature of the pledge and security interests in the Collateral created hereunder.

                SECTION 7.    Voting Rights;  Dividends; Etc.  (a) So long as no
                              -------------------------------
"Event of Default" under Section 2.01 of the Note (each such event being an "Event of Default"), shall have occurred and be continuing:
 ----------------

                (i)     The Purchaser  shall be entitled to exercise any and all
                 voting and other consensual rights pertaining to the Security Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Note; provided, however, that the Purchaser shall not exercise or refrain from exercising any such right if, in the Seller's judgment, such

                                                             Page 57 of 96 Pages

                 action would have a material adverse effect on the value of the Security Collateral or any part thereof.

                (ii)    The Seller  shall  execute  and  deliver (or cause to be
                 executed and delivered) to the Purchaser all such proxies and other instruments as the Purchaser may reasonably request for the purpose of enabling the Purchaser to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.

        (b)      Any and all

                (i)      ividends  paid or payable other than in cash in respect
                 of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral,

                (ii)    dividends  and other  distributions  paid or  payable in
                 cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                (iii)   cash  paid,   payable  or   otherwise   distributed   in
                 redemption of, or in exchange for, any Security Collateral shall be, and shall be forthwith delivered to the Seller to hold as, Security Collateral and shall, if received by the Purchaser, be received in trust for the benefit of the Seller, be segregated from the other property or funds of the Purchaser and be forthwith delivered to the Seller as Security Collateral in the same form as so received (with any necessary indorsement).

        (c) Upon notice to the Purchaser by the Seller following the occurrence and during the continuance of an Event of Default, all rights of the Purchaser to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall cease, and all such rights shall thereupon become vested in the Seller, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights.

                SECTION 8.    Transfers and Other Liens;  Additional Shares. (a)
                              ---------------------------------------------
The Purchaser shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral except for the pledge, assignment and security interest created by this Agreement and the Shareholders Agreement, as such term is defined in the Share Purchase Agreement.

                (b) The Purchaser shall cause the Company not to issue any stock or other securities in addition to or in substitution for the Pledged Shares, except to the Purchaser, and (ii) deliver or otherwise transfer to the Seller (or its seller) as pledgee hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of Company Stock or other securities of the Company.

                SECTION 9.    Seller  Appointed  Attorney-in-Fact.   The  Seller
                              -----------------------------------
hereby irrevocably appoints the Seller the Purchaser's attorney-in-fact, with full authority in the place and stead of the Purchaser and in the name of the Purchaser or otherwise, from time to time in the Seller's discretion, to take any action and to execute any instrument that the Seller may deem necessary or

                                                             Page 58 of 96 Pages

advisable following the occurrence and during the continuance of an Event of Default to accomplish the purposes of this Agreement, including, without limitation:

                (a)     to  ask  for,  demand,   collect,   sue  for,   recover,
                 compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

                (b)     to  receive,  indorse  and  collect  any drafts or other
                 instruments and documents in connection with clause (a) above, and

                (c)     to file any claims or take any action or  institute  any
                 proceedings that the Seller may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Seller with respect to any of the Collateral.

                SECTION 10.     Seller May Perform.  If the  Purchaser  fails to
                                ------------------
perform any agreement contained herein, the Seller may itself perform, or cause performance of, such agreement, and the expenses of the Seller incurred in connection therewith shall be payable by the Purchaser under Section 13(b).

                SECTION 11.     The Seller's Duties. The powers conferred on the
                                -------------------
Seller hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Seller shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Security Collateral, whether or not the Seller has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Seller shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Seller accords its own property.

                SECTION 12.     Remedies.  If any Event of  Default  shall  have
                                --------
occurred and be continuing:

                        (a) The Seller may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of New York at such time (the "N.Y. Uniform Commercial Code") (whether or not the N.Y.
                      -------------------------------
                Uniform Commercial Code applies to the affected Collateral) and also may (i) require the Purchaser to, and the Purchaser hereby agrees that it will at its expense and upon request of the Seller forthwith, assemble all or part of the Collateral as directed by the Seller and make it available to the Seller at a place to be designated by the Seller that is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Seller's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Seller may deem commercially reasonable. The Purchaser agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Purchaser of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Seller shall

                                                             Page 59 of 96 Pages

                not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Seller may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                        (b) All cash proceeds received by the Seller in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Seller, be held by the Seller as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Seller pursuant to Section 13) in whole or in part by the Seller for the ratable benefit of the Purchaser against, all or any part of the Secured Obligations in such order as the Seller shall elect. Any surplus of such cash or cash proceeds held by the Seller and remaining after payment in full of all the Secured Obligations shall be paid over to the Purchaser or to whomsoever may be lawfully entitled to receive such surplus.

                SECTION 13.       Indemnity   and   Expenses.   (a)   Upon   the
                                  --------------------------
occurrence and during the continuance of an Event of Default, the Purchaser agrees to indemnify the Seller from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Seller's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

                (b) The Purchaser will upon demand pay to the Seller the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and Sellers, that the Seller may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Seller hereunder or (iv) the failure by the Purchaser to perform or observe any of the provisions hereof.

                SECTION 14.       Amendments;  Waivers;  Etc.  No  amendment  or
                                  --------------------------
waiver of any provision of this Agreement, and no consent to any departure by the Purchaser herefrom, shall in any event be effective unless the same shall be in writing and signed by the Seller, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Seller to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

                SECTION 15.       Addresses  for Notices.  All notices and other
                                  ----------------------
communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and, mailed, telegraphed, telecopied, telexed, cabled or delivered to the Purchaser or the Seller, as the case may be, in each case addressed to it at its address specified in the Share Purchase Agreement or, as to either party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed or cabled, respectively, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, addressed as aforesaid.

                                                             Page 60 of 96 Pages

                SECTION 16.       Continuing   Security  Interest;   Assignments
                                  ----------------------------------------------
Under the Note.  This Agreement shall create a continuing  security  interest in
--------------
the Collateral and shall (a) remain in full force and effect until the payment in full in cash of the Secured Obligations, (b) be binding upon the Purchaser, its successors and assigns and (c) inure, together with the rights and remedies of the Seller hereunder, to the benefit of the Seller and its successors, transferees and assigns. Without limiting the generality of the foregoing clause
(c), the Seller may assign or otherwise transfer all or any portion of its rights and obligations under the Note held by it to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted here, but only in accordance with the terms of Section 3.05 of the Note.

                SECTION 17.       Termination.  Upon the payment in full in cash
                                  -----------
of the Secured Obligations, the pledge, assignment and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Purchaser. Upon any such termination, the Seller will, at the Purchaser's expense, return the certificate(s) representing the Pledged Shares to the Purchaser and execute and deliver to the Purchaser such documents as the Purchaser shall reasonably request to evidence such termination.

                SECTION 18.       Governing  Law;  Submission  to  Jurisdiction;
                                  ----------------------------------------------
Waiver  of Jury  Trial;  Terms.  (a) This  Agreement  shall be  governed  by and
------------------------------
construed in accordance with the laws of the State of New York, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

                (b) (i) The Purchaser hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and the Purchaser hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Purchaser agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction. The Purchaser agrees that the process by which any suit, action or proceeding in the City of New York is begun may be served on it solely for purposes of disputes arising out of transactions contemplated hereby and under the Note by being delivered to Akin, Gump, Strauss, Hauer & Feld L.L.P. at 590 Madison Avenue, New York, New York 10022, U.S.A.

                        (ii) The Purchaser irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court. The Purchaser hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                (c) The Purchaser hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the

                                                             Page 61 of 96 Pages

actions of the Seller in the negotiation, administration, performance or enforcement thereof.

                (d) Unless otherwise defined herein or in the Note, terms used in Article 9 of the N.Y. Uniform Commercial Code are used herein as therein defined.

                  IN WITNESS WHEREOF, the Purchaser has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.




                                             ALFA TELECOM LIMITED


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                                             Page 62 of 96 Pages

                                   SCHEDULE I


                                 PLEDGED SHARES

--------------------------------------------------------------------------------------------------------
                                                Class of
                                                Equity          Par     Certificate     Number of Shares
Grantor                 Issuer                  Interest        Value   No(s)
--------------------------------------------------------------------------------------------------------
Alfa Telecom Limited    Golden Telecom, Inc.    Common          $0.01                   10,731,707
                                                Stock
--------------------------------------------------------------------------------------------------------